Exhibit 10.23

BLACKHAWK NETWORK HOLDINGS, INC.

AMENDED AND RESTATED 2007 STOCK OPTION AND

STOCK APPRECIATION RIGHT PLAN

NON-QUALIFIED STOCK OPTION GRANT NOTICE

Blackhawk Network Holdings, Inc., a Delaware corporation (the “Company”), pursuant to its Amended and Restated 2007 Stock Option and Stock Appreciation Right Plan attached hereto as Exhibit “D” (the “Plan”), hereby grants to the Optionee listed below (the “Optionee”), an option to purchase the number of shares of common stock, par value $0.001 per share, of the Company (the “Shares”) set forth below at the purchase price set forth below (the “Option”). The Option is subject to all of the terms and conditions as set forth herein and in the Non-Qualified Stock Option Agreement attached hereto as Exhibit “A” (the “Stock Option Agreement”), the Plan and the Third Amended and Restated Stockholders’ Agreement, dated as of August 21, 2012, by and among Safeway Inc., a Delaware corporation, the Company and certain other stockholders of the Company (as amended from time to time, the “Stockholders’ Agreement”), each of which are incorporated herein by reference. Unless otherwise defined herein or in the Stock Option Agreement, the terms defined in the Plan shall have the same defined meanings in this Non-Qualified Stock Option Grant Notice (this “Grant Notice”) and the Stock Option Agreement.

Optionee:	[ ]

Grant Date:	[ ]

Exercise Price per Share:	[ ]

Total Number of Shares Subject to the Option:	[ ] shares

Expiration Date	[ ]

Type of Option	Non-Qualified Stock Option

Exercise Schedule:

Subject to the terms and conditions of the Plan, the Stock Option Agreement (including, without limitation, Sections 3.1, 3.2 and 3.3 of the Stock Option Agreement), and this Grant Notice, the Option shall vest and become exercisable as to:

(i)       20% of the Shares on                     ,     ,

(ii)      20% of the Shares on                     ,     ,

(iii)     20% of the Shares on                     ,     ,

(iv)     20% of the Shares on                     ,     , and

(v)      20% of the Shares on                     ,     .

In no event, however, shall the Option vest and become exercisable for any additional shares of Common Stock following the Optionee’s Separation from Service.

By his or her signature, the Optionee agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement, this Grant Notice and the Stockholders’ Agreement. The Optionee has reviewed the Plan, the Stock Option Agreement, this Grant Notice and the Stockholders’ Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Stock Option Agreement, this Grant Notice and the Stockholders’ Agreement. The Optionee hereby agrees to accept as final, binding, and conclusive all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, the Stock Option Agreement or this Grant Notice or relating to the Option. If the Optionee is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit “B”.

BLACKHAWK NETWORK HOLDINGS, INC.	OPTIONEE

By:	By:
Name:	Print Name:
Title:
Address:	Address:

Attachments:	Non-Qualified Stock Option Agreement (Exhibit A)
Consent of Spouse (Exhibit B)
Form of Exercise Notice (Exhibit C)
Blackhawk Network Holdings, Inc. Amended and Restated 2007 Stock Option and Stock Appreciation Right Plan (Exhibit D)
Third Amended and Restated Stockholders’ Agreement (Exhibit E)

EXHIBIT A

TO NON-QUALIFIED STOCK OPTION GRANT NOTICE

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), effective as of the grant date (the “Grant Date”) set forth in the Non-Qualified Stock Option Grant Notice (the “Grant Notice”), is made by and between Blackhawk Network Holdings, Inc., a Delaware corporation (the “Company”), and the individual set forth in the Grant Notice (the “Optionee”).

WHEREAS, the Company wishes to carry out the Plan (as defined below) (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, the Administrator of the Plan has determined that it would be to the advantage and best interest of the Company and Safeway (as defined below), its majority stockholder, to grant the Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and other good and valuable consideration provided for herein, and has advised the Company thereof and instructed the undersigned officer to issue said Option; and

WHEREAS, the Optionee has agreed to enter into this Agreement and that certain Third Amended and Restated Stockholders’ Agreement, dated as of August 21, 2012, by and among Safeway, the Company and certain other stockholders of the Company, as amended from time to time (the “Stockholders’ Agreement”), each of which sets forth the rights and obligations of the parties thereto with respect to the shares of Common Stock to be issued pursuant to the Option.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever capitalized terms are used in this Agreement they shall have the meaning specified herein unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular and the plural, where the context so indicates. All capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Grant Notice or, if not defined therein or in this Agreement, the Plan.

Section 1.1 - Administrator.

“Administrator” shall mean the Board, except that, if the Board appoints a Committee, the term “Administrator” shall mean the Committee as to those duties, powers and responsibilities specifically conferred upon the Committee.

Section 1.2 - Board.

“Board” shall mean the Board of Directors of the Company.

Section 1.3 - Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.4 - Committee.

“Committee” shall mean a committee or subcommittee of the Board, appointed as provided in Section 6.1 of the Plan.

Section 1.5 - Common Stock.

“Common Stock” shall mean common stock, par value $0.001 per share, of the Company.

Section 1.6 - Company.

“Company” shall mean Blackhawk Network Holdings, Inc., a Delaware corporation.

Section 1.7 - Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 1.8 - Option.

“Option” shall mean the option to purchase Common Stock of the Company granted under this Agreement.

Section 1.9 - Plan.

“Plan” shall mean the Blackhawk Network Holdings, Inc. Amended and Restated 2007 Stock Option and Stock Appreciation Right Plan.

Section 1.10 - Public Trading Date.

“Public Trading Date” shall mean the first date upon which the Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

Section 1.11 - Retirement Date.

“Retirement Date” shall mean the later of:

(a) the date the Optionee attains the age of 55, or

(b) the fifth anniversary of the Optionee’s date of hire by the Company or any Subsidiary or Safeway or any Safeway Subsidiary.

Section 1.12 - Safeway.

“Safeway” shall mean Safeway Inc., a Delaware corporation.

Section 1.13 - Safeway Subsidiary.

“Safeway Subsidiary” shall mean any entity (other than Safeway), whether domestic or foreign, in an unbroken chain of entities beginning with Safeway if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

Section 1.14 - Secretary.

“Secretary” shall mean the Secretary of the Company.

Section 1.15 - Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended.

Section 1.16 - Separation from Service.

“Separation from Service” shall mean the Optionee’s “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code and the Treasury Regulations thereunder.

Section 1.17 - Subsidiary.

“Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

ARTICLE II.

GRANT OF OPTION

Section 2.1 - Grant of Option.

The Company hereby irrevocably grants to the Optionee the option to purchase any part or all of the number of shares of Common Stock specified in the Grant Notice, subject to the terms and conditions of the Plan, the Grant Notice, and this Agreement. The Option is not intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code.

Section 2.2 - Exercise Price.

Subject to adjustment pursuant to Section 7.3 of the Plan, the exercise price per share of Common Stock covered by the Option shall be the price set forth in the Grant Notice (which shall be no less than 100% of the Fair Market Value of a share of the Company’s Common Stock on the date of grant), without commission or other charge.

Section 2.3 - Consideration to Company; No Employment Rights.

In consideration of the grant of the Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in this Agreement, the Plan or the Grant Notice shall confer upon the Optionee any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge or terminate the employment or services of the Optionee at any time for no reason or for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and the Optionee.

Section 2.4 - Stockholders’ Agreement.

The Option and the shares of Common Stock to be issued hereunder upon exercise of the Option shall be subject to the Stockholders’ Agreement. Not later than 30 days following the Grant Date, the Optionee shall execute, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the Stockholders’ Agreement attached as Exhibit “E” to the Grant Notice.

ARTICLE III.

PERIOD OF EXERCISABILITY

Section 3.1 - Commencement of Exercisability.

(a) Subject to subsection (b) and Sections 3.2 and 3.3, the Option shall become vested and exercisable in such vesting installment amounts and at such times as are set forth in the Grant Notice.

(b) Subject to Section 3.3, the Option shall become vested and exercisable in full immediately prior to the occurrence of a Change in Control.

(c) No portion of the Option which has not become vested and exercisable at the date of the Optionee’s Separation from Service shall thereafter become vested and exercisable, except as may otherwise be provided by the Administrator or as set forth in a written agreement between the Company and the Optionee.

Section 3.2 - Duration of Exercisability; Exercise Windows.

(a) The vesting installments provided for in the exercise schedule set forth in the Grant Notice are cumulative. Each such vesting installment that becomes vested and exercisable pursuant to the exercise schedule set forth in the Grant Notice shall remain exercisable until it becomes unexercisable under Section 3.3. No portion of an Option that is not vested and exercisable at the date of the Optionee’s Separation from Service shall thereafter become vested and exercisable.

(b) Subject to Section 3.3, the vested portion of the Option shall only be exercisable during the months of February and August. The limitations set forth in this Section 3.2 shall cease to apply upon the earliest to occur of the following events:

(i)	the Public Trading Date;

(ii)	the occurrence of a Change in Control; or

(iii)	the Optionee’s Separation from Service.

Section 3.3 - Expiration of Option.

The Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(a) the expiration of seven years from the Grant Date;

(b) the expiration of 30 days from the date of the Optionee’s Separation from Service, unless such Separation from Service occurs by reason of the Optionee’s death, Disability or Retirement or the Optionee’s discharge by the Company or any Subsidiary for engaging in willful misconduct which injures the Company or any of its Subsidiaries;

(c) the expiration of one year from the date of the Optionee’s Separation from Service by reason of the Optionee’s death, Disability or Retirement; or

(d) the engagement by the Optionee in willful misconduct which injures the Company or any of its Subsidiaries.

ARTICLE IV.

EXERCISE OF OPTION

Section 4.1 - Person Eligible to Exercise.

During the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by his or her personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise.

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than 100 shares (or the minimum number of shares for which the Option is vested and exercisable at such time, if a smaller number of shares) and shall be for whole shares only.

Section 4.3 - Manner of Exercise.

The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his or her office, or to such other person designated by the Secretary, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:

(a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. Such notice shall be substantially in the form attached as Exhibit “C” to the Grant Notice (or such other form as is prescribed by the Administrator);

(b) The receipt by the Company of full payment for the shares with respect to which the Option or portion thereof is exercised, including payment of all applicable withholding taxes, which may be in one or more of the forms of consideration permitted under Section 4.4, subject to Section 7.4 of the Plan;

(c) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

(d) In the event the Option or portion thereof shall be exercised in accordance with the terms of this Agreement by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4 - Method of Payment.

Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash;

(b) check;

(c) on and after the Public Trading Date, and to the extent permitted under applicable law, delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

(d) with the consent of the Chief Financial Officer of the Company, through the delivery of shares of Common Stock which have been owned by the Optionee for at least six (6) months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price for the shares with respect to which the Option, or portion thereof, is exercised;

(e) with the consent of the Chief Financial Officer of the Company, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price for the shares with respect to which the Option, or portion thereof, is exercised;

(f) with the consent of the Chief Financial Officer of the Company, any combination of the foregoing.

Section 4.5 - Conditions to Issuance of Stock Certificates.

The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The receipt by the Company of full payment for such shares, including payment of all applicable withholding taxes, which may be in one or more of the forms of consideration permitted under Section 4.4, subject to Section 7.4 of the Plan;

(b) The Optionee’s execution and delivery of the Stockholders’ Agreement with respect to such shares;

(c) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed, if applicable;

(d) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, if applicable, or the receipt of further representations from the Optionee as to investment intent or completion of other actions necessary to perfect exemptions, as the Administrator shall, in its absolute discretion, deem necessary or advisable;

(e) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(f) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience; and

(g) Unless a registration statement under the Securities Act is in effect with respect to the shares to be issued, the receipt of the written representation of the Optionee that the shares of Common Stock are being acquired by him for investment and with no present intention of selling or transferring them and that he will not sell or otherwise transfer the shares except in compliance with all applicable securities laws.

Section 4.6 - Rights as Stockholder.

The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder. Except as provided in Section 7.3 of the Plan, no adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued.

ARTICLE V.

OTHER PROVISIONS

Section 5.1 - Administration.

The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement, to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option.

Section 5.2 - Option Subject to Terms of Plan.

This Stock Option Agreement and the rights of the Optionee hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Administrator may adopt for administration of the Plan. Any inconsistency between this Stock Option Agreement and the Plan shall be resolved in favor of the Plan.

Section 5.3 - Option Not Transferable.

The Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Subject to the preceding sentence, neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.3 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.4 - Notices.

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to the Optionee shall be addressed to the Optionee at the address given beneath his or her signature to the Grant Notice or the last known address for the Optionee contained in the Company’s personnel records. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 5.4. Any notice shall be deemed effectively given upon personal delivery or when deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service, enclosed in a properly sealed envelope or wrapper addressed as aforesaid.

Section 5.5 - Titles.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6 - Governing Law; Severability.

This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware without giving effect to the conflicts of law principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

Section 5.7 - Information Obligation.

To the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to the Optionee at least annually. This Section 5.7 shall not apply if the Optionee’s duties with the Company assure the Optionee access to equivalent information.

Section 5.8 - Repurchase Limitation.

Notwithstanding anything to the contrary in this Agreement or the Stockholders’ Agreement, the right of the Company and/or Safeway to repurchase the shares of stock deliverable upon the exercise of the Option shall be limited to the extent necessary to comply with applicable state securities laws, including, without limitation, Section 260.140.41 of Title 10 of the California Code of Regulations.

Section 5.9 - Conformity to Securities Laws.

The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 5.10 - Amendments.

Except as otherwise provided in Section 7.2 or Section 7.9 of the Plan, this Agreement may not be modified, amended or terminated in a manner that adversely affects the rights of any interested party, except by an instrument in writing, signed by a duly authorized representative of the Company and the Optionee or such other person as may then be entitled to exercise the Option or portion thereof.

Section 5.11 - Successors and Assigns.

Subject to the terms and conditions of the Plan, this Agreement shall inure to the benefit of and be binding on the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 5.3, this Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

Section 5.12 - Entire Agreement.

The Plan, the Grant Notice (including all Exhibits thereto), and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof.